UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On February 15, 2006, we issued a press release in which we announced our financial results for the three months and year ended December 31, 2005. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth in the attached press release constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented below a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States.

These non-GAAP financial measures are discussed below.

1.               Free Cash Flow is measured as GAAP net income, plus depreciation and amortization of intangible assets, less capital expenditures, all as reported in our consolidated statements of operations and/or cash flows. The following table reconciles Free Cash Flow to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to Free Cash Flow (Non-GAAP)

(In thousands)

	Q4 - 2004	Q4 - 2005	2004	2005
GAAP net income	$7,451	$3,557	$29,701	$24,707
Add: Depreciation	2,270	3,010	10,006	11,486
Add: Amortization of intangible assets	1,375	1,445	4,214	5,958
Less: Capital expenditures	(2,575)	(2,021)	(7,357)	(10,757)
Free Cash Flow	$8,521	$5,991	$36,564	$31,394

2.               Net Free Cash Flow is equal to net cash provided by operating activities less capital expenditures, each as reported in our consolidated statements of cash flows. The following table reconciles Net Free Cash Flow to the most comparable GAAP measure, net cash provided by operating activities.

Reconciliation of GAAP Net Cash Provided by Operating Activities to Net Free Cash Flow (Non-GAAP)

(In thousands)

	Q4 - 2004	Q4 - 2005	2004	2005
GAAP net cash provided by operating activities	$15,934	$10,508	$36,925	$35,786
Less: Capital expenditures	(2,575)	(2,021)	(7,357)	(10,757)
Net Free Cash Flow	$13,359	$8,487	$29,568	$25,029

3.               EBITA – EBITA is measured as GAAP net income, plus income tax expense, amortization of intangible assets, and interest and other expense, net, all as reported in our consolidated statements of operations. The following table reconciles EBITA to the most comparable GAAP measure, net income.

Reconciliation of GAAP Net Income to EBITA (Non-GAAP)

(In thousands)

	Q4 - 2004	Q4 - 2005	2004	2005
GAAP net income	$7,451	$3,557	$29,701	$24,707
Add: Income tax expense	3,958	1,672	17,694	13,898
Add: Interest and other expense, net	1,895	2,595	3,873	8,051
Add: Amortization of intangible assets	1,375	1,445	4,214	5,958
EBITA	$14,679	$9,269	$55,482	$52,614

4.               Organic Revenue Growth – Organic revenue growth is measured as GAAP reported revenue growth adjusted for acquisitions and divestitures, the impact of foreign currency, and other changes that do not reflect the underlying results and trends.

Organic revenue growth is a useful measure of the Company’s performance because it excludes items that: 1) are not completely under management’s control, such as the impact of foreign currency exchange; or 2) do not reflect the underlying growth of the Company, such as acquisition and divestiture activity. It is also a component of the Company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the Company’s revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers.

The following table reconciles organic revenue growth to the most comparable GAAP measure, reported revenue growth.

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth (Non-GAAP)

(In thousands)

	Q4 - 2004	Q4 - 2005	% Change	2004	2005	% Change
GAAP total revenue	$235,237	$238,104	1.2%	$843,021	$956,009	13.4%
Add: Effect of foreign currency translation	—	4,401		—	250
Add: Divestiture activity	—	3,000		—	5,000
Less: Acquisition activity	—	(1,875)		(164,500)	(260,500)
Organic total revenue	$235,237	$243,630	3.6%	$678,521	$700,759	3.3%

Item 9.01. Exhibits.

99.1                           Press release dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date:	February 16, 2006	By:	/s/ David G. Durham
David G. Durham
Chief Financial Officer, Senior Vice President and Treasurer